Exhibit 23.1

CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Ultra Clean Holdings, Inc. on Form S-8 of our report dated February 13, 2004 (March 5, 2004 as to Note 11) appearing in the Registration Statement No. 333-111904 on Form S-1 of Ultra Clean Holdings, Inc.

/s/ Deloitte & Touche LLP

Menlo Park, California
March 30, 2004